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                                                                    EXHIBIT 23.3



                         CONSENT OF TONY C. CANONIE, JR.


     In reference to the Registration Statement on Form S-1 and the related Prospectus of AirNet Systems, Inc. (File No. 333-3092), I hereby consent to the references to me under the caption "MANAGEMENT - Executive Officers and Directors" of such Registration Statement and confirm that I have agreed to join the Board of Directors of AirNet Systems, Inc. upon the consummation of the offering contemplated by such Registration Statement.



Columbus, Ohio                                    /s/ TONY C. CANONIE, JR.
May 2, 1996